UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2022

ZipRecruiter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40406	27-2976158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Avenue,	Santa Monica,	California	90401
(Address of principal Executive offices)			(Zip Code)
(877) 252-1062
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	ZIP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02    Termination of a Material Definitive Agreement.
On September 7, 2022, ZipRecruiter, Inc. (the “Company”) entered into a Termination of Lease Agreement with Cousins Fund II Phoenix III, LLC (“Landlord”) with respect to certain office space (the “Premises”) leased by the Company consisting of approximately 27,135 rentable square feet located at 40 East Rio Salado, Tempe, Arizona (the “Lease Termination Agreement”). The Lease Termination Agreement provides that the Commercial Lease, dated November 8, 2016, by and between the Company and Landlord (as amended, the “Lease”), will terminate effective October 31, 2022 (the “Termination Date”).

The Lease Termination Agreement provides for, among other terms, the surrender to Landlord of the Premises and the removal from the Premises of specified property of the Company. In addition, within 30 days of the Termination Date, the letter of credit representing the Company’s security deposit under the Lease will be terminated.

The foregoing description of the terms of the Lease Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Lease Termination Agreement, a copy of which the Company expects to file with its Quarterly Report on Form 10-Q for the three months ending September 30, 2022, and upon filing will be incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIPRECRUITER, INC.

Date: September 8, 2022	By:	/s/ Timothy Yarbrough
Timothy Yarbrough
Chief Financial Officer